Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results and Updates 2024 Guidance

Wilmington, DE – January 25, 2024 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter and full year of 2023.

Highlights

•	The Bancorp reported net income of $44.0 million, or $0.81 per diluted share, for the quarter ended December 31, 2023, compared to net income of $40.2 million, or $0.71 per diluted share, for the quarter ended December 31, 2022. Excluding the tax effected impact of a $10.0 million provision for credit loss on its only trust preferred security, non-GAAP adjusted diluted earnings per share amounted to $0.95.*

•	Return on assets and equity for the quarter ended December 31, 2023 amounted to 2.4% and 22%, respectively, compared to 2.1% and 24%, respectively, for the quarter ended December 31, 2022 (all percentages “annualized”).

•	Net interest income increased 20% to $92.2 million for the quarter ended December 31, 2023, compared to $76.8 million for the quarter ended December 31, 2022. Net interest income increases reflected the impact of Federal Reserve rate increases on The Bancorp’s variable rate loans and securities.

•	Net interest margin amounted to 5.26% for the quarter ended December 31, 2023, compared to 4.21% for the quarter ended December 31, 2022, and 5.07% for the quarter ended September 30, 2023.

•	Loans, net of deferred fees and costs were $5.36 billion at December 31, 2023, compared to $5.20 billion at September 30, 2023 and $5.49 billion at December 31, 2022. Those changes reflected an increase of 3% quarter over linked quarter and a decrease of 2% year over year.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $3.84 billion, or 13%, to $33.29 billion for the quarter ended December 31, 2023, compared to the quarter ended December 31, 2022. The increase reflects continued organic growth with existing partners and the impact of clients added within the past year. Total prepaid, debit card, ACH and other payment fees increased 15% to $25.1 million for the fourth quarter of 2023 compared to the fourth quarter of 2022.

•	Small business loans (“SBL”), including those held at fair value, amounted to $896.2 million at December 31, 2023, or 13% higher year over year, and 4% quarter over linked quarter, excluding $28.6 million of loans with related secured borrowings.

•	Direct lease financing balances increased 8% year over year to $685.7 million at December 31, 2023, and 2% quarter over September 30, 2023.

•	At December 31, 2023, real estate bridge loans of $2.00 billion had grown 8% compared to the $1.85 billion balance at September 30, 2023, and 20% compared to the December 31, 2022 balance of $1.67 billion. These real estate bridge loans consist entirely of apartment buildings.

•	Security backed lines of credit (“SBLOC”), insurance backed lines of credit (“IBLOC”) and investment advisor financing loans collectively decreased 26% year over year and decreased 4% quarter over linked quarter to $1.85 billion at December 31, 2023.

•	The average interest rate on $6.37 billion of average deposits and interest-bearing liabilities during the fourth quarter of 2023 was 2.51%. Average deposits of $6.25 billion for the fourth quarter of 2023 reflected a decrease of 6% from the $6.62 billion of average deposits for the quarter ended December 31, 2022, and a 1% decrease from $6.29 billion of average deposits for the quarter ended September 30, 2023. The decreases reflected the planned exit of $200 million of higher cost funds on July 1, 2023. Not included in deposit totals are deposits which are sold to other financial institutions totaling $300.7 million at December 31, 2023.

•	The Bancorp emphasizes safety and soundness, and liquidity. The vast majority of its funding is comprised of insured and small balance accounts. The Bancorp also has lines of credit with U.S. government agencies totaling approximately $2.7 billion as of December 31, 2023, as well as access to other liquidity.

•	As of December 31, 2023, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 11.19%, 15.66%, 16.23% and 15.66%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

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•	Book value per common share at December 31, 2023 was $15.17 compared to $12.46 per common share at December 31, 2022, an increase of 22%.

•	The Bancorp repurchased 664,499 shares of its common stock at an average cost of $37.62 per share during the quarter ended December 31, 2023.

*The Bank purchased a $10.0 million trust preferred security in 2006, which is the only such security in its portfolios. In the fourth quarter of 2023, the Bank took a charge for the full amount of the security through a provision for credit loss. The following reconciliation of GAAP to non-GAAP adjusted net income and diluted earnings per share (“EPS”) for the fourth quarter of 2023, adjusts for the impact of that charge.

	Net Income (000’s)	EPS
GAAP	$44,028	$0.81
Provision for credit loss on trust preferred security, net of tax effect	7,489	0.14
As adjusted, non-GAAP	$51,517	$0.95

CEO and President Damian Kozlowski commented, “In 2023, we rode the waves of market turmoil and interest rate hikes and demonstrated the superiority of our rigorous commitment to our business partners, safety and soundness and shareholder advocacy.  The strength of our business model and our comprehensive and integrated risk management showed that sound fundamental banking can reduce event risk and create opportunities for exemplar performance even in times of economic dislocations. We are confirming 2024 guidance of $4.25 a share without including the impact of share buybacks of $200 million for the year, or $50 million a quarter.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 26, 2024 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.888.259.6580, conference code 18545154. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 2, 2024 by dialing 1.877.674.7070, access code 545154#.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N.A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words, and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

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The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Consolidated condensed income statements	2023	2022	2023	2022
	(Dollars in thousands, except per share and share data)

Net interest income	$92,159	$76,760	$354,052	$248,841
Provision for credit losses on loans	4,314	2,777	8,330	7,108
Provision for credit loss on security	10,000	—	10,000	—
Non-interest income
ACH, card and other payment processing fees	2,669	2,383	9,822	8,935
Prepaid, debit card and related fees	22,404	19,371	89,417	77,236
Net realized and unrealized (losses) gains on commercial loans, at fair value	(426)	2,269	3,745	13,531
Leasing related income	1,556	1,256	6,324	4,822
Other non-interest income	786	461	2,786	1,159
Total non-interest income	26,989	25,740	112,094	105,683
Non-interest expense
Salaries and employee benefits	27,628	27,520	121,055	105,368
Data processing expense	1,324	1,245	5,447	4,972
Legal expense	740	703	3,850	3,878
Legal settlement	—	—	—	1,152
Civil money penalty	—	—	—	1,750
FDIC insurance	724	944	2,957	3,270
Software	4,368	4,181	17,349	16,211
Other non-interest expense	10,826	8,882	40,384	32,901
Total non-interest expense	45,610	43,475	191,042	169,502
Income before income taxes	59,224	56,248	256,774	177,914
Income tax expense	15,196	16,007	64,478	47,701
Net income	44,028	40,241	192,296	130,213

Net income per share - basic	$0.82	$0.72	$3.52	$2.30

Net income per share - diluted	$0.81	$0.71	$3.49	$2.27
Weighted average shares - basic	53,549,138	55,885,015	54,506,065	56,556,303
Weighted average shares - diluted	54,201,312	56,588,011	55,053,497	57,268,946

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Condensed consolidated balance sheets	December 31,	September 30,	June 30,	December 31,
	2023 (unaudited)	2023 (unaudited)	2023 (unaudited)	2022
	(Dollars in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,820	$4,881	$6,496	$24,063
Interest earning deposits at Federal Reserve Bank	1,033,270	898,533	874,050	864,126
Total cash and cash equivalents	1,038,090	903,414	880,546	888,189

Investment securities, available-for-sale, at fair value, net of $10.0 million allowance for credit loss	747,534	756,636	776,410	766,016
Commercial loans, at fair value	332,766	379,603	396,581	589,143
Loans, net of deferred fees and costs	5,361,139	5,198,972	5,267,574	5,486,853
Allowance for credit losses	(27,378)	(24,145)	(23,284)	(22,374)
Loans, net	5,333,761	5,174,827	5,244,290	5,464,479
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	15,591	20,157	20,157	12,629
Premises and equipment, net	27,474	28,978	26,408	18,401
Accrued interest receivable	37,534	34,159	34,062	32,005
Intangible assets, net	1,651	1,751	1,850	2,049
Other real estate owned	16,949	18,756	20,952	21,210
Deferred tax asset, net	21,219	20,379	19,215	19,703
Other assets	133,126	127,107	122,435	89,176
Total assets	$7,705,695	$7,465,767	$7,542,906	$7,903,000

Liabilities:
Deposits
Demand and interest checking	$6,630,251	$6,455,043	$6,554,967	$6,559,617
Savings and money market	50,659	49,428	68,084	140,496
Time deposits, $100,000 and over	—	—	—	330,000
Total deposits	6,680,910	6,504,471	6,623,051	7,030,113

Securities sold under agreements to repurchase	42	42	42	42
Senior debt	95,859	95,771	95,682	99,050
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	38,561	9,861	9,917	10,028
Other liabilities	69,641	68,533	51,646	56,335
Total liabilities	$6,898,414	$6,692,079	$6,793,739	$7,208,969

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 53,202,630 and 55,689,627 shares issued and outstanding at December 31, 2023 and 2022, respectively	53,203	53,867	54,542	55,690
Additional paid-in capital	212,431	234,320	256,115	299,279
Retained earnings	561,615	517,587	467,450	369,319
Accumulated other comprehensive loss	(19,968)	(32,086)	(28,940)	(30,257)
Total shareholders' equity	807,281	773,688	749,167	694,031

Total liabilities and shareholders' equity	$7,705,695	$7,465,767	$7,542,906	$7,903,000

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Average balance sheet and net interest income	Three months ended December 31, 2023			Three months ended December 31, 2022
	(Dollars in thousands; unaudited)
Assets:	Average Balance	Interest(1)	Average Rate	Average Balance	Interest(1)	Average Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,583,467	$112,334	8.05%	$6,083,587	$94,477	6.21%
Leases-bank qualified(3)	4,658	109	9.36%	2,952	50	6.78%
Investment securities-taxable	747,384	10,258	5.49%	782,046	8,483	4.34%
Investment securities-nontaxable(3)	2,895	49	6.77%	3,559	32	3.60%
Interest earning deposits at Federal Reserve Bank	677,524	9,356	5.52%	424,255	3,886	3.66%
Net interest earning assets	7,015,928	132,106	7.53%	7,296,399	106,928	5.86%

Allowance for credit losses	(24,070)			(20,227)
Other assets	356,785			223,692
	$7,348,643			$7,499,864

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,204,048	$37,830	2.44%	$5,891,947	$21,350	1.45%
Savings and money market	46,428	392	3.38%	474,302	4,332	3.65%
Time deposits	—	—	—	257,231	2,193	3.41%
Total deposits	6,250,476	38,222	2.45%	6,623,480	27,875	1.68%

Short-term borrowings	2,717	37	5.45%	26,847	271	4.04%
Repurchase agreements	41	—	—	42	—	—
Long-term borrowings	10,144	125	4.94%	38,951	498	5.11%
Subordinated debentures	13,401	296	8.84%	13,401	226	6.75%
Senior debt	95,808	1,234	5.15%	99,005	1,280	5.17%
Total deposits and liabilities	6,372,587	39,914	2.51%	6,801,726	30,150	1.77%

Other liabilities	185,572			19,254
Total liabilities	6,558,159			6,820,980

Shareholders' equity	790,484			678,884
	$7,348,643			$7,499,864
Net interest income on tax equivalent basis(3)		$92,192			$76,778

Tax equivalent adjustment		33			18

Net interest income		$92,159			$76,760
Net interest margin(3)			5.26%			4.21%

(1)Interest on loans for 2023 and 2022 includes $5,000 and $12,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Average balance sheet and net interest income	Year ended December 31, 2023			Year ended December 31, 2022
	(Dollars in thousands; unaudited)
Assets:	Average Balance	Interest(1)	Average Rate	Average Balance	Interest(1)	Average Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,724,679	$436,343	7.62%	$5,670,957	$275,651	4.86%
Leases-bank qualified(3)	4,106	388	9.45%	3,479	235	6.75%
Investment securities-taxable	766,906	39,078	5.10%	855,629	25,598	2.99%
Investment securities-nontaxable(3)	3,118	193	6.19%	3,559	125	3.51%
Interest earning deposits at Federal Reserve Bank	649,873	33,627	5.17%	479,791	6,762	1.41%
Net interest earning assets	7,148,682	509,629	7.13%	7,013,415	308,371	4.40%

Allowance for credit losses	(23,412)			(19,374)
Other assets	292,491			213,491
	$7,417,761			$7,207,532

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,308,509	$144,814	2.30%	$5,670,818	$39,872	0.70%
Savings and money market	78,074	2,857	3.66%	510,370	8,524	1.67%
Time deposits	20,794	858	4.13%	86,907	2,740	3.15%
Total deposits	6,407,377	148,529	2.32%	6,268,095	51,136	0.82%

Short-term borrowings	5,739	271	4.72%	60,312	1,538	2.55%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	9,995	507	5.07%	39,202	1,004	2.56%
Subordinated debentures	13,401	1,121	8.37%	13,401	658	4.91%
Senior debt	96,864	5,027	5.19%	98,865	5,118	5.18%
Total deposits and liabilities	6,533,417	155,455	2.38%	6,479,916	59,454	0.92%

Other liabilities	133,688			54,374
Total liabilities	6,667,105			6,534,290

Shareholders' equity	750,656			673,242
	$7,417,761			$7,207,532
Net interest income on tax equivalent basis(3)		$354,174			$248,917

Tax equivalent adjustment		122			76

Net interest income		$354,052			$248,841
Net interest margin(3)			4.95%			3.55%

(1)Interest on loans for 2023 and 2022 includes $32,000 and $514,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Allowance for credit losses	Year ended
	December 31,	December 31,
	2023 (unaudited)	2022
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period	$22,374	$17,806

Loans charged-off:
SBA non-real estate	871	885
SBA commercial mortgage	76	—
Direct lease financing	3,666	576
IBLOC	24	—
Consumer - other	3	—
Total	4,640	1,461

Recoveries:
SBA non-real estate	475	140
SBA commercial mortgage	75	—
Direct lease financing	330	124
Consumer - home equity	299	—
Other loans	—	24
Total	1,179	288
Net charge-offs	3,461	1,173
Provision for credit losses, excluding commitment provision	8,465	5,741

Balance in allowance for credit losses at end of period	$27,378	$22,374
Net charge-offs/average loans	0.07%	0.03%
Net charge-offs/average assets	0.05%	0.02%

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Loan portfolio	December 31,	September 30,	June 30,	December 31,
	2023 (unaudited)	2023 (unaudited)	2023 (unaudited)	2022
	(Dollars in thousands)

SBL non-real estate	$137,752	$130,579	$117,621	$108,954
SBL commercial mortgage	606,986	547,107	515,008	474,496
SBL construction	22,627	19,204	32,471	30,864
Small business loans	767,365	696,890	665,100	614,314
Direct lease financing	685,657	670,208	657,316	632,160
SBLOC / IBLOC(1)	1,627,285	1,720,513	1,883,607	2,332,469
Advisor financing(2)	221,612	199,442	173,376	172,468
Real estate bridge loans	1,999,782	1,848,224	1,826,227	1,669,031
Other loans(3)	50,638	55,800	55,644	61,679
	5,352,339	5,191,077	5,261,270	5,482,121
Unamortized loan fees and costs	8,800	7,895	6,304	4,732
Total loans, including unamortized fees and costs	$5,361,139	$5,198,972	$5,267,574	$5,486,853

Small business portfolio	December 31,	September 30,	June 30,	December 31,
	2023 (unaudited)	2023 (unaudited)	2023 (unaudited)	2022
	(Dollars in thousands)

SBL, including unamortized fees and costs	$776,867	$705,790	$673,667	$621,641
SBL, included in loans, at fair value	119,287	126,543	134,131	146,717
Total small business loans(4)	$896,154	$832,333	$807,798	$768,358

(1) SBLOC are collateralized by marketable securities, while IBLOC are collateralized by the cash surrender value of insurance policies. At December 31, 2023 and December 31, 2022, IBLOC loans amounted to $646.9 million and $1.12 billion, respectively.

(2) In 2020 The Bancorp began originating loans to investment advisors for purposes of debt refinancing, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value (“LTV”) ratios of 70% of the business enterprise value based on a third-party valuation, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

(3) Includes demand deposit overdrafts reclassified as loan balances totaling $1.7 million and $2.6 million at December 31, 2023 and December 31, 2022, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and are immaterial.

(4) The SBLs held at fair value are comprised of the government guaranteed portion of 7(a) Program loans at the dates indicated.

Small business loans as of December 31, 2023

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans(1)	$399
PPP loans(1)	2
Commercial mortgage SBA(2)	284
Construction SBA(3)	12
Non-guaranteed portion of U.S. government guaranteed 7(a) Program loans(4)	113
Non-SBA SBLs	46
Other(5)	29
Total principal	$885
Unamortized fees and costs	11
Total SBLs	$896

(1) Includes the portion of SBA 7(a) Program loans and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(2) Substantially all these loans are made under the 504 Program, which dictates origination date LTV percentages, generally 50-60%, to which The Bancorp adheres.

(3) Includes $4.0 million in 504 Program first mortgages with an origination date LTV of 50-60%, and $8.0 million in SBA interim loans with an approved SBA post-construction full takeout/payoff.

(4) Includes the unguaranteed portion of 7(a) Program loans which are 70% or more guaranteed by the U.S. government. SBA 7(a) Program loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7(a) Program loans and 504 Program loans require the personal guaranty of all 20% or greater owners.

(5) Comprised of $29.0 million of loans sold that do not qualify for true sale accounting.

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Small business loans by type as of December 31, 2023

(Excludes government guaranteed portion of SBA 7(a) Program and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
Hotels and motels	$77	$—	$—	$77	17%
Funeral homes and funeral services	41	—	—	41	9%
Full-service restaurants	24	6	2	32	7%
Car washes	19	—	—	19	4%
Child day care services	16	2	2	20	4%
Outpatient mental health and substance abuse centers	15	—	—	15	3%
Homes for the elderly	13	—	—	13	3%
Gasoline stations with convenience stores	12	—	—	12	3%
Fitness and recreational sports centers	8	—	2	10	2%
Lessors of other real estate property	9	—	1	10	2%
Offices of lawyers	9	—	—	9	2%
Limited-service restaurants	3	1	3	7	2%
Caterers	7	—	—	7	2%
General warehousing and storage	7	—	—	7	2%
Lessors of nonresidential buildings	6	—	—	6	1%
Plumbing, heating, and air-conditioning	6	—	1	7	2%
All other specialty trade contractors	5	—	—	5	1%
Lessors of residential buildings	5	—	—	5	1%
Miscellaneous durable goods merchants	5	—	—	5	1%
Packaged frozen food merchant wholesalers	5	—	—	5	1%
Technical and trade schools	5	—	—	5	1%
Amusement and recreation	4	—	—	4	1%
Offices of dentists	3	—	—	3	1%
Vocational rehabilitation services	—	3	—	3	1%
Other(2)	99	2	27	128	27%
Total	$403	$14	$38	$455	100%

(1) Of the SBL commercial mortgage and SBL construction loans, $121.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs. SBL Commercial excludes $29.0 million of loans sold that do not qualify for true sale accounting.

(2) Loan types of less than $3.0 million are spread over approximately one hundred different business types.

State diversification as of December 31, 2023

(Excludes government guaranteed portion of SBA 7(a) Program loans and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
California	$82	$5	$3	$90	20%
Florida	68	1	3	72	16%
North Carolina	38	1	2	41	9%
Pennsylvania	34	—	1	35	8%
New York	25	2	2	29	6%
New Jersey	17	3	4	24	5%
Texas	18	—	6	24	5%
Georgia	20	1	2	23	5%
Other States	101	1	15	117	26%
Total	$403	$14	$38	$455	100%

(1) Of the SBL commercial mortgage and SBL construction loans, $121.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs. SBL Commercial excludes $29.0 million of loans that do not qualify for true sale accounting.

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Top 10 loans as of December 31, 2023

Type(1)	State	SBL commercial mortgage
	(Dollars in millions)
Funeral homes and funeral services	PA	$13
Mental health and substance abuse center	FL	10
Funeral homes and funeral services	ME	9
Hotel	FL	8
Lawyers office	CA	8
Hotel	NC	7
General warehousing and storage	PA	7
Hotel	FL	6
Hotel	NY	6
Hotel	NC	5
Total		$79

(1) The table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of December 31, 2023

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)(1)	148	$2,000	71%	9.30%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)(1)	9	$168	77%	8.82%
Hospitality (hotels and lodging)	2	27	65%	9.82%
Retail	2	12	72%	8.19%
Other	2	9	73%	4.97%
	15	216	75%	8.74%
Fair value adjustment		(3)
Total non-SBA commercial real estate loans, at fair value		213
Total commercial real estate loans		$2,213	72%	9.26%

(1) In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so they are not accounted for at fair value.

State diversification as of December 31, 2023			15 largest loans as of December 31, 2023

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$814	72%	Texas	$46	75%
Georgia	247	69%	Texas	44	72%
Florida	221	70%	Tennessee	40	72%
Michigan	112	69%	Texas	39	75%
Indiana	92	73%	Texas	39	79%
New Jersey	78	69%	Texas	37	80%
Ohio	73	67%	Michigan	37	62%
Other States each <$63 million	576	73%	Texas	36	67%
Total	$2,213	72%	Florida	35	72%
			Indiana	34	76%
			Texas	34	62%
			Michigan	32	79%
			Oklahoma	31	78%
			New Jersey	30	62%
			Georgia	29	69%
			15 largest commercial real estate loans	$543	72%
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Institutional banking loans outstanding at December 31, 2023

Type	Principal	% of total
	(Dollars in millions)
SBLOC	$980	53%
IBLOC	647	35%
Advisor financing	222	12%
Total	$1,849	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While the value of equities has fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Second, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at December 31, 2023

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$11	20%
	9	94%
	9	39%
	9	41%
	9	94%
	8	72%
	8	68%
	8	27%
	8	52%
	7	74%
Total and weighted average	$86	57%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, fifteen insurance companies have been approved and, as of December 31, 2023, all were rated A- (Excellent) or better by AM BEST.

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Direct lease financing by type as of December 31, 2023

	Principal balance(1)	% Total
	(Dollars in millions)
Government agencies and public institutions(2)	$109	16%
Waste management and remediation services	106	15%
Construction	104	15%
Real estate and rental and leasing	76	11%
Manufacturing	35	5%
Finance and insurance	33	5%
Health care and social assistance	26	4%
Other services (except public administration)	26	4%
General freight trucking	25	4%
Professional, scientific, and technical services	22	3%
Wholesale trade	18	3%
Utilities	15	2%
Transportation and warehousing	14	2%
Other	77	11%
Total	$686	100%

(1) Of the total $686.0 million of direct lease financing, $611.0 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

(2) Includes public universities and school districts.

Direct lease financing by state as of December 31, 2023

State	Principal balance	% Total
	(Dollars in millions)
Florida	$98	14%
Utah	67	10%
California	57	8%
New York	51	7%
Pennsylvania	42	6%
New Jersey	39	6%
North Carolina	35	5%
Maryland	33	5%
Texas	31	5%
Connecticut	30	4%
Idaho	17	2%
Washington	15	2%
Georgia	14	2%
Ohio	13	2%
Alabama	12	2%
Other States	132	20%
Total	$686	100%

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Capital ratios	Tier 1 capital to average	Tier 1 capital to risk-weighted	Total capital to risk-weighted	Common equity tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2023
The Bancorp, Inc.	11.19%	15.66%	16.23%	15.66%
The Bancorp Bank, National Association	12.37%	17.35%	17.92%	17.35%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2022
The Bancorp, Inc.	9.63%	13.40%	13.87%	13.40%
The Bancorp Bank, National Association	10.73%	14.95%	15.42%	14.95%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Selected operating ratios
Return on average assets(1)	2.38%	2.13%	2.59%	1.81%
Return on average equity(1)	22.10%	23.52%	25.62%	19.34%
Net interest margin	5.26%	4.21%	4.95%	3.55%

(1)Annualized

Book value per share table	December 31,	September 30,	June 30,	December 31,
	2023	2023	2023	2022
Book value per share	$15.17	$14.36	$13.74	$12.46

Loan quality table	December 31,	September 30,	June 30,	December 31,
	2023	2023	2023	2022
	(Dollars in thousands)
Nonperforming loans to total loans	0.25%	0.30%	0.28%	0.33%
Nonperforming assets to total assets	0.39%	0.46%	0.47%	0.50%
Allowance for credit losses to total loans	0.51%	0.46%	0.44%	0.41%

Nonaccrual loans	$11,525	$15,100	$14,027	$10,356
Loans 90 days past due still accruing interest	1,744	677	563	7,775
Other real estate owned	16,949	18,756	20,952	21,210
Total nonperforming assets	$30,218	$34,533	$35,542	$39,341

Gross dollar volume (GDV) (1)	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2023	2023	2023	2022
	(Dollars in thousands)
Prepaid and debit card GDV	$33,292,350	$32,972,249	$32,776,154	$29,454,074

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

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Business line quarterly summary
Quarter ended December 31, 2023
(Dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates(1)	Balances(2)	Year over year	Linked quarter annualized
Loans
Institutional banking(3)	6.8%	$ 1,849	(26%)	(15%)
Small business lending(4)	7.3%	896	13%	17%
Leasing	7.4%	686	8%	9%
Commercial real estate (non-SBA loans, at fair value)	8.7%	216	nm	nm
Real estate bridge loans (recorded at book value)	9.3%	2,000	20%	33%
Weighted average yield	7.9%	$ 5,647			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	2.5%	$ 5,998	6%	nm	$ 25.1	15%

(1) Average rates are for the three months ended December 31, 2023.

(2) Loan and deposit categories are based on period-end and average quarterly balances, respectively.

(3) Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

(4) Small Business Lending is substantially comprised of SBA loans. Growth rates exclude $29.0 million of loans that do not qualify for true sale accounting.

Summary of credit lines available

Notwithstanding that the vast majority of The Bancorp’s funding is comprised of insured and small balance accounts, The Bancorp maintains lines of credit exceeding potential liquidity requirements as follows. The Bancorp also has access to other substantial sources of liquidity.

December 31, 2023
(Dollars in thousands)
Federal Reserve Bank	$1,947,513
Federal Home Loan Bank	731,500
Total lines of credit available	$2,679,013

Estimated insured vs uninsured deposits

The vast majority of The Bancorp’s deposits are insured and low balance and accordingly do not constitute the liquidity risk experienced by certain institutions. Accordingly the deposit base is comprised as follows.

December 31, 2023
Insured	91%
Low balance accounts	5%
Other uninsured	4%
Total deposits	100%

Calculation of efficiency ratio(1)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
Net interest income	$92,159	$76,760	$354,052	$248,841
Non-interest income	26,989	25,740	112,094	105,683
Total revenue	$119,148	$102,500	$466,146	$354,524
Non-interest expense	$45,610	$43,475	$191,042	$169,502

Efficiency ratio	38%	42%	41%	48%

(1) The efficiency ratio is calculated by dividing GAAP total non-interest expense by the total of GAAP net interest income and non-interest income.  This ratio compares revenues generated with the amount of expense required to generate such revenues, and may be used as one measure of overall efficiency.

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